SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-KETEMA INC
  GAMCO INVESTORS, INC.
                         6/20/94            1,000            13.5000
  GABELLI ASSOCIATES LTD
                         6/24/94            1,500            14.3750
  GABELLI ASSOCIATES FUND
                         6/27/94            2,200            14.3636
                         6/24/94            2,600            14.3750
                         6/23/94           21,100            14.4899
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.